EXHIBIT 99.1

[LOGO OMITTED]
NorthWestern Corporation

                                                                    News Release
                                                                       NYSE: NOR

Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

--------------------------------------------------------------------------------

                     NORTHWESTERN REQUESTS EXTENSION TO FILE
                         2002 ANNUAL REPORT ON FORM 10-K

  Company Further Updates Projected 2002 Charges to Approximately $880 Million

               Company Evaluating Internal Financial Controls and
                  Implementing Changes to Address Deficiencies

--------------------------------------------------------------------------------

SIOUX FALLS, S.D. - April 1, 2003 - NorthWestern Corporation (NYSE:NOR) today announced that it will file a Form 12b-25 with the Securities and Exchange Commission which provides for a 15-day extension to file its Annual Report on Form 10-K for the year ended Dec. 31, 2002. In its filing, NorthWestern further updated projected 2002 charges to approximately $880 million. In addition, the Company said it is evaluating internal accounting and financial controls and is implementing a series of actions to address identified deficiencies.

2002 Charges Update

As NorthWestern continues to finalize its financial results for the year ended Dec. 31, 2002, it is anticipating approximately $880 million in charges will be taken against full-year results. As of Feb. 19, 2003, the Company estimated that it expected to take approximately $700 million in charges. The difference in the previously announced guidance is a result of the following:

   o Impairment of goodwill and other long-lived assets charges of approximately $302 million for Blue Dot, the Company's heating, ventilation and air conditioning business, compared with a previous projected charge of $280 million.

   o Impairment of goodwill and long-lived assets charges of approximately $289 million for Expanets, the Company's communications services business, compared with a previous projected charge of $245 million.

   o Approximately $72 million charge for a tax valuation allowance due to the uncertainty of realizing deferred tax assets associated with Blue Dot and Expanets.

   o Approximately $36 million charge to write down the Company's investment in the Montana First Megawatts generation project.

   o Reserves and write-offs of approximately $66 million at Expanets for billing adjustments and accounts receivable related to billing and data conversion issues in customer accounts stemming from significant implementation difficulties with Expanets' enterprise software system. The Company had previously projected at least $50 million in reserves and write-offs.

In addition, the Company previously recorded approximately $102 million in net charges related to the discontinued operations of CornerStone Propane and $13 million in net charges related to the retirement of an acquisition term loan.

Although the anticipated charges may differ with the filing of the Company's Annual Report on Form 10-K, NorthWestern expects to report net losses on common stock of approximately $900 million for the year ended Dec. 31, 2002, compared with net earnings on common stock of $37.5 million in 2001.

Evaluating Internal Financial Controls and
Implementing Changes to Address Deficiencies

Northwestern said that to assure itself that the information presented in its 2002 Form 10-K complies with the requirements of federal securities laws and regulations, the Company is conducting an ongoing evaluation of deficiencies in internal controls relating to:

   o  timely evaluation and substantiation of material account balances;

   o internal accounting controls related to Expanets' enterprise software system, including the evaluation of appropriate reserves for accounts receivable and billing adjustments; and

   o  supervision, staffing and training of accounting personnel.

As a result of this ongoing evaluation and review of certain accounting entries, NorthWestern said it expects to restate prior unaudited quarterly results for the first three quarters of 2002.

NorthWestern has dedicated resources to correct these issues and enhance the understanding and implementation of the Company's controls and procedures. With the assistance of advisors, NorthWestern is continuing to evaluate further improvements to internal accounting and financial controls. The Company is also implementing the following corrective actions and additional procedures:

   o Retention of outside professional advisors to evaluate the Company's existing internal controls and make suggestions for improvements.

   o Retention of additional qualified personnel in accounting positions, as well as more clearly defined responsibilities, supervision and training of existing accounting personnel.

   o Taking prompt disciplinary action, if necessary, to strengthen adherence to the Company's Sarbanes-Oxley compliance procedures.

   o  Enhancement of the internal audit department.

   o Additional management oversight and use of outside resources to supplement its employees in preparing consolidated financial statements and other reports filed or submitted under the Securities and Exchange Act of 1934.

Worsfold Named Vice President of Audit and Control

Related to these actions, NorthWestern announced that Maurice C. Worsfold will join the Company, effective April 7, 2003, in the newly created position of vice president of audit and controls, reporting to Gary G. Drook, NorthWestern's Chief Executive Officer.

Worsfold will have responsibility for assisting the Company in enhancing its internal control environment consistent with the recommendations of the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and ensuring compliance with the Sarbanes-Oxley Act, as well as overseeing adherence to all of the Company's internal policies, procedures and processes.

Worsfold has extensive financial and operational experience and was previously vice president and chief financial officer of VimpelCom, a Moscow, Russia-based telecommunications company. Worsfold has 25-years of experience in various finance and operating roles with IBM including serving as director of finance and planning. Before joining VimpleCom, Worsfold worked for several private equity companies working to build businesses in Moscow. He holds Bachelor of Arts degrees in business administration and Russian from the University of Waterloo.

Other Actions Related to the Delayed 2002 10-K Filing

Because of the delayed filing of its 2002 Annual Report on Form 10-K, NorthWestern said it will miss the deadline for providing 2002 audited financial statements to its lenders as required under the Company's senior secured term loan facility. The Company expects to file its Form 10-K and submit its audited financial statements to its lenders within the 30-day cure period provided for such defaults in the senior secured term loan facility.

NorthWestern also said it will conduct its annual shareholders meeting later in 2003 as a result of the delayed filing of financial results. The meeting is traditionally scheduled for the first Wednesday in May. NorthWestern will notify shareholders of the meeting date once it is established.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 595,000 customers in Montana, South Dakota and Nebraska. NorthWestern also has investments in Expanets, Inc., one of the largest providers of converged communications solutions to mid-sized businesses; and Blue Dot Services Inc., a provider of heating, ventilation and air conditioning services to residential and commercial customers.

Forward-Looking Statements

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained herein with respect to our estimated charges in 2002 and our net loss in 2002 constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. The principal factors that could cause our actual results or outcomes to differ materially from those provided herein are our ability to adequately identify certain financial information and to resolve accounting issues related thereto, including: (i) the timing and amount of adjustments to certain accruals; and (ii) increases in accounts receivable reserves and write-offs and billing adjustments reserves resulting from deficiencies in Expanets' EXPERT billing and collection systems and data migration from Avaya. This news release should be read in conjunction with our Annual Report on Form 10-K for 2001, as amended, and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, which can be located at www.sec.gov or requested from the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all such factors.

                                       ###